Exhibit 5.1
LUSE GORMAN POMERENK & SCHICK
A PROFESSIONAL CORPORATION
ATTORNEYS AT LAW
5335 WISCONSIN AVENUE, N.W., SUITE 780
WASHINGTON, D.C. 20015

TELEPHONE (202) 274-2000
FACSIMILE (202) 362-2902
www.luselaw.com
May 14, 2010
Evans Bancorp, Inc.
14-16 North Main Street
Angola, New York 14006
Re:	Evans Bancorp, Inc. Issuance of 1,125,000 Shares of Common Stock
Ladies and Gentlemen:
     We have acted as special counsel for Evans Bancorp, Inc. (the “Company”) in connection with the public offering of 1,125,000 shares of common stock, par value $0.50 per share (the “Common Stock”), of the Company (the “Shares”) pursuant to a prospectus supplement dated May 10, 2010, and the accompanying prospectus dated April 9, 2010 (collectively, the “Prospectus”) that form part of the Company’s effective registration statement on Form S-3 (File No. 333-165723) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”).
     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
     In our capacity as counsel in connection with such offering, we have made such legal and factual examinations and inquiries, including an examination of originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion letter. In our examination, we have assumed but not verified (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity with the originals of all documents supplied to us as copies, (iv) the accuracy and completeness of all corporate records and documents, certificates and statements of fact, in each case given or made available to us by the Company. As to facts material to the opinions, statements and assumptions expressed herein, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Company, including the representations and warranties of the Company in the Underwriting Agreement. We have not independently verified such factual matters. We are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the shares, and, for the purposes of this opinion letter, have

LUSE GORMAN POMERENK & SCHICK
A PROFESSIONAL CORPORATION
Sandler O’Neill & Partners, L.P.
May 14, 2010

assumed such future proceedings will be timely completed in the manner presently proposed, including the issuance of the Shares in the manner stated in the Prospectus Supplement, against payment of the consideration set forth in the Prospectus Supplement.
     We are opining herein as to the effects on the subject transactions only of the federal securities and banking laws of the United States of America and the laws of the State of New York. We express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any state or other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state. Our opinions and confirmations herein are based upon our consideration of only those statutes, rules and regulations that, in our experience, are normally applicable to public offerings of common equity securities by a New York corporation.
     Based on the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, when sold in the manner and to the extent set forth in the Registration Statement and the Prospectus, the Shares will be duly authorized, validly issued, fully paid and non-assessable shares of the Common Stock of the Company.
     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.
     We assume no obligation to advise you of any events that occur subsequent to the date of this opinion. This opinion is being furnished to you solely for your benefit and may not be relied upon by any other person or for any other purpose and, other than as consented to herein, it may not be quoted in whole or in part or otherwise referred to or be filed with or furnished to any governmental agency or other person or entity without our prior express written consent.

Very truly yours,
/s/ Luse Gorman Pomerenck & Schick, P.C.

LUSE GORMAN POMERENK & SCHICK,
A Professional Corporation